                                                                    EXHIBIT 23.3

               Consent of Ernst & Young LLP, Independent Auditors

The Board of Directors
Nuvelo, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Variagenics, Inc. Amended 1997 Employee, Director and Consultant Stock Option Plan of Nuvelo, Inc. (formerly Hyseq, Inc.) of our report dated February 2, 2000, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

Palo Alto, California
February 7, 2003